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                                                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT:


We consent to the use in this Amendment No. 5 to Registration Statement No. 333-16867 of Outsourcing Solutions Inc. on Form S-4 of our report dated February 27, 1997 (relating to the financial statements of Outsourcing Solutions Inc.), appearing in the Prospectus which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

St. Louis, Missouri
April 24, 1997